As filed with the Securities and Exchange Commission on June 27, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Chicago Bridge & Iron Company N.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Polarisavenue 31

2132 JH Hoofddorp
The Netherlands
31-23-5685660
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Robert H. Wolfe, Esq.

Secretary
Chicago Bridge & Iron Company
10200 Grogan’s Mill Road
Suite 300
The Woodlands, Texas 77380
(281) 774-2200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

James M. Reum, Esq. Winston & Strawn 35 West Wacker Drive Chicago, Illinois 60601	Christopher D. Lueking, Esq. Latham & Watkins Illinois LLC 233 South Wacker Drive Chicago, Illinois 60606

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ File No. 333-103972

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Share(2)	Price	Registration Fee

Common Stock, Euro 0.01 par value per share	612,118 shares	$22.00	$13,466,596	$1,089.45

(1)	Includes 90,104 shares to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee, based upon the average high and low prices of the common stock on The New York Stock Exchange on June 25, 2003, in accordance with Rule 457(c) under the Securities Act of 1933.

EXPLANATORY NOTE

     This Registration Statement on Form S-3 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Chicago Bridge & Iron Company N.V. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-103972) declared effective on June 26, 2003 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in such Registration Statement and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

      All the exhibits filed or incorporated by reference in Registration Statement No. 333-103972 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit
Number	Description

5.1	Legality Opinion of DeBrauw Blackstone Westbroek P.C.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of DeBrauw Blackstone Westbroek P.C. (included in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included on signature page)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on June 27, 2003.

CHICAGO BRIDGE & IRON COMPANY N.V.

By:	CHICAGO BRIDGE & IRON COMPANY B.V.,

its sole Managing Director

By: /s/ RICHARD E. GOODRICH

Managing Director

POWERS OF ATTORNEY

      We, the undersigned persons whose signatures appear below, hereby severally constitute and appoint Gerald M. Glenn and Richard E. Goodrich, our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement on Form S-3, and generally to do all things in our names and on our behalf in such capacities to enable Chicago Bridge & Iron Company N.V. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. GOODRICH Chicago Bridge & Iron Company, B.V.	Managing Director of Registrant	June 27, 2003

/s/ RICHARD E. GOODRICH Richard E. Goodrich	Executive Vice President and Chief Financial Officer of CBIC (Principal Financial Officer) Managing Director of CB&I B.V.	June 27, 2003

/s/ TOM C. RHODES Tom C. Rhodes	Controller of CBIC (Principal Accounting Officer)	June 27, 2003

/s/ GERALD M. GLENN Gerald M. Glenn	Supervisory Director; Chairman, President and Chief Executive Officer and Director of CBIC (Principal Executive Officer) Managing Director of CB&I B.V.	June 27, 2003

/s/ JERRY H. BALLENGEE Jerry H. Ballengee	Supervisory Director	June 27, 2003

/s/ BEN A. GUILL Ben A. Guill	Supervisory Director	June 27, 2003

Signature	Title	Date

/s/ J. CHARLES JENNETT J. Charles Jennett	Supervisory Director	June 27, 2003

/s/ VINCENT L. KONTNY Vincent L. Kontny	Supervisory Director	June 27, 2003

/s/ L. DONALD SIMPSON L. Donald Simpson	Supervisory Director	June 27, 2003

Registrant’s Agent for Service in the United States

/s/ ROBERT H. WOLFE, ESQ. Robert H. Wolfe, Esq.		June 27, 2003

EXHIBIT INDEX

Exhibit
Number	Description

5.1	— Legality Opinion of DeBrauw Blackstone Westbroek P.C.
23.1	— Independent Auditors’ Consent